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                                                             Exhibit 99.906.CERT

                     CERTIFICATIONS PURSUANT TO SECTION 906
                            OF THE SARBANES-OXLEY ACT

     Vincent M. Marra, President, and Donna M. Handel, Treasurer of SunAmerica Focused Series, Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

1. The attached Form N-CSR report of the Registrant fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such N-CSR report fairly represents, in all material respects, the financial conditions and results of operations of the Registrant as of, and for, the periods presented in the report.

Dated: December 15, 2006


/s/ Vincent M. Marra
    ---------------------------------
    Vincent M. Marra
    President


/s/ Donna M. Handel
    ---------------------------------
    Donna M. Handel
    Treasurer